Exhibit 23.3

[BDO Hernández Marrón y Cia, S.C.]

Consent of Independent Registered Public Accounting Firm

SimRep Corporation
3770 Embassy Parkway
Akron, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 28, 2006, relating to the consolidated financial statements of SimRep Corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Hernández Marrón y Cia, S.C.

Mexico, D.F.
October 20, 2006